Exhibit 3.1

Request ID: 026453832	Province of Ontario	Date Report Produced: 2021/07/16
Demande n°:	Province de l’Ontario	Document produit le:
Transaction ID: 079982715	Ministry of Government Services	Time Report Produced: 15:43:52
Transaction n°:	Ministère des Services gouvernementaux	Imprimé à:
Category ID: CT
Catégorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

AKANDA CORP .

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002854618

is a corporation incorporated,	est une société constituée aux termes
under the laws of the Province of Ontario.	des lois de la province de l’Ontario.

These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

JULY 16 JUILLET, 2021

Director/Directeur

Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Ontario Corporation Number
Request ID / Demande n°		Numéro de la compagnie en Ontario

26453832		2854618

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Dénomination sociale de la compagnie:
AKANDA CORP.

2.	The address of the registered office is:	Adresse du siège social:

	77 KING STREET WEST	Suite 400
TORONTO-DOMINION CENTRE

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

	TORONTO	ONTARIO
	CANADA	M5K 0A1

	(Name of Municipality or Post Office)	(Postal Code/ Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal)
	Minimum 1	d’administrateurs:
Maxium 10

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident CanadianState Yes or No
	Prénom, initiales et nom de famille	Résident Canadien Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	PHILIP	NO
VAN DEN BERG

77 KING STREET WEST Suite 400
TORONTO-DOMINION CENTRE
TORONTO ONTARIO
CANADA M5K 0A1

Page: 2

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

26453832	2854618

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of preferred shares, issuable in series and an unlimited number of Common shares.

Page: 3

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

26453832	2854618

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

A.	PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the preferred shares, issuable in series, as a class, are as follows:

1.       The preferred shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the board of directors of the Corporation.

2.       The board of directors of the Corporation shall, subject as hereinafter provided, by resolution duly passed before the issue of the preferred shares of each series, fix the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series.

3.       With respect to payment of dividends and priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the preferred shares of each series shall be entitled to preference over the Common shares of the Corporation and over any other shares ranking junior to the preferred shares; and the preferred shares of each series may also be given such other preferences over the Common shares and any other shares ranking junior to the preferred shares as may be determined as to the respective series authorized to be issued.

4.       The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

B.	COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common shares, as a class, are as follows:

1.	Dividends

Subject to the prior rights of the holders of the preferred shares of the Corporation, the board of directors of the Corporation may declare and cause to be paid dividends to the holders of the Common shares from any assets at the time properly applicable to the payment of dividends.

Page: 4

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

26453832	2854618

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s’il y a lieu, rattaches à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

2.	Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the preferred shares of the Corporation, the holders of the Common shares shall be entitled to receive the remaining assets of the Corporation.

3.	Voting Rights

The holders of the Common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, and shall be entitled to one vote in respect of each Common share held at such meetings, except a meeting of holders of a particular class of shares other than the Common shares who are entitled to vote separately as a class at such meeting.

Page: 5

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

26453832	2854618

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in section 9 of the articles of the Corporation entitled “Other provisions, if any” are complied with.

Page: 6

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

26453832	2854618

9.	Other provisions, (if any, are):

Autres dispositions, s’il y a lieu:

Securities of the Corporation, other than non-convertible debt securities, shall not be transferred without either:

(a)       the approval of the directors of the Corporation, expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b)       the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) outstanding at the time, expressed by a resolution passed at a meeting of the holders of those shares or by an instrument or instruments in writing signed by the holders of a majority of those shares.

Page: 7

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

26453832	2854618

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Domicile élu, adresse du siège social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	PHILIP VAN DEN BERG

77 KING STREET WEST Suite 400

TORONTO-DOMINION CENTRE

TORONTO ONTARIO

CANADA M5K 0A1